EXHIBIT 99.1

MannKind Corporation Reports 2017 First Quarter Financial Results

Conference Call to Begin Today at 5:00 PM ET

VALENCIA, Calif., May 10, 2017 (GLOBE NEWSWIRE) -- MannKind Corporation (NASDAQ:MNKD) (TASE:MNKD) today reported financial results for the first quarter ended March 31, 2017. Key results include:

  Total revenue for the quarter of $3.0 million
  Deferred revenue of $1.8 million as of March 31, 2017
  Net loss for the quarter of $16.3 million
  Cash and cash equivalents of $48.0 million at March 31, 2017

First Quarter Results
For the first quarter of 2017, total net revenue of $3.0 million was comprised of $1.8 million from the sale of surplus bulk insulin to a third party and $1.2 million of recognized Afrezza product sales as dispensed to patients. As of March 31, 2017, deferred net revenue included $1.8 million of Afrezza product shipped to the third-party logistics provider and wholesale distributors, but not yet recognized as revenue.

Cost of goods sold was $2.5 million in the first quarter of 2017 compared to $5.2 million in the first quarter of 2016, a decrease of approximately $2.7 million or 52%, due primarily to a $0.7 million decrease in under-absorbed labor and overhead as a result of the reduction in work force, $0.3 million related to the revaluation of inventory and deferred costs of commercial sales, and a reduction of $1.9 million for capitalized costs related to the manufacturing of Afrezza that has not yet been sold in 2017. These decreases are partially offset by $0.3 million of cost of goods sold attributed to commercial product sales which consist of manufacturing costs for Afrezza dispensed to patients.

Research and development expenses were $3.1 million in the first quarter of 2017 compared to $5.1 million in the first quarter of 2016, a decrease of $2.0 million or 39%, due primarily to a decrease in personnel costs including related stock compensation expense of $2.2 million resulting from reductions in staff and decreases in outsourced services of $0.4 million.  These decreases were partially offset by $0.5 million in clinical trial costs.

Selling, general and administrative expenses were $15.4 million for the first quarter of 2017 compared to $7.4 million for the same quarter of 2016, an increase of $8.0 million or 108%. Our former partner was responsible for selling activities in the first quarter of 2016. G&A expenses increased $0.3 million for the first quarter of 2017 as compared to the same quarter of 2016, primarily due to increased spending on regulatory activities associated with Afrezza.

The net loss for the first quarter of 2017 was $16.3 million, or $0.17 per share based on 95.7 million weighted average shares outstanding, compared to the net loss of $24.9 million, or $0.29 per share on 85.8 million weighted average shares outstanding in the first quarter of 2016. The number of common shares outstanding at March 31, 2017 was 95.8 million.

Cash and cash equivalents at March 31, 2017 were $48.0 million, compared to $22.9 million at the end of 2016. During the first quarter of 2017, we received $30.6 million from Sanofi, pursuant to the settlement of the insulin put option, $16.7 million from the sale of a surplus building, and $2.1 million from shipments of Afrezza. Currently, $30.1 million remains available to borrow under the amended loan arrangement with The Mann Group.

Conference Call

MannKind will host a conference call and presentation webcast to discuss these results today at 5:00 p.m. Eastern Time. To view and listen to the earnings call webcast, visit MannKind's website at http://www.mannkindcorp.com and click on the "Q1 2017 MannKind Earnings Conference Call" link in the Webcast section of News & Events. To participate in the live call by telephone, please dial (888) 771-4371 or (847) 585-4405 and use the participant passcode: 44096372.

A telephone replay will be accessible for approximately 14 days following completion of the call by dialing (888) 843-7419 or (630) 652-3042 and use the participant passcode: 4409 6372#. A replay will also be available on MannKind's website for 14 days.

About MannKind Corporation
MannKind Corporation (NASDAQ:MNKD) (TASE:MNKD) focuses on the discovery, development and commercialization of therapeutic products for patients with diseases such as diabetes. MannKind maintains a website at http://www.mannkindcorp.com to which MannKind regularly posts copies of its press releases as well as additional information about MannKind. Interested persons can subscribe on the MannKind website to e-mail alerts that are sent automatically when MannKind issues press releases, files its reports with the Securities and Exchange Commission or posts certain other information to the website.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding MannKind's ability to directly commercialize pharmaceutical products.  Words such as "believes", "anticipates", "plans", "expects", "intend", "will", "goal", "potential" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the MannKind's current expectations.  Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the ability to generate significant product sales for MannKind, MannKind's ability to manage its existing cash resources or raise additional cash resources, stock price volatility and other risks detailed in MannKind's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent periodic reports on Form 10-Q and current reports on Form 8-K.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  All  forward-looking  statements  are  qualified  in  their  entirety  by  this  cautionary  statement,  and  MannKind undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

MANNKIND CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Revenues:
Net revenue - collaboration	$63	$--
Net revenue - commercial product sales	1,196	--
Revenue - bulk insulin sales	1,750	--

Total revenues	3,009	--
Expenses:
Cost of goods sold	2,548	5,168
Research and development	3,129	5,130
Selling, general and administrative	15,389	7,351
Loss on foreign currency translation	1,545	2,364
Total expenses	22,611	20,013
Loss from operations	(19,602)	(20,013)

Other income (expense):
Change in fair value of warrant liability	6,629	--
Interest income	55	15
Interest expense on notes	(2,706)	(4,221)
Interest expense on note payable to principal stockholder	(714)	(721)
Other income	14	67
Total other income (expense)	3,278	(4,860)

Loss before benefit for income taxes	(16,324)	(24,873)
Income tax benefit	--	--
Net loss	$(16,324)	$(24,873)

Net loss per share - basic and diluted	$(0.17)	$(0.29)

Shares used to compute basic and diluted net loss per share	95,744	85,772

MANNKIND CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except par value and share data)

	March 31, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$47,978	$22,895
Accounts receivable, net	438	302
Receivable from Sanofi	--	30,557
Inventory	3,698	2,331
Asset held for sale	--	16,730
Deferred costs from commercial product sales	472	309
Prepaid expenses and other current assets	3,508	4,364
Total current assets	56,094	77,488
Property and equipment - net	28,482	28,927
Other assets	609	648
Total assets	$85,185	$107,063

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$1,519	$3,263
Accrued expenses and other current liabilities	10,657	7,937
Facility financing obligation	71,795	71,339
Deferred revenue - net	1,844	3,419
Deferred payments from collaboration - current	250	1,000
Recognized loss on purchase commitments - current	6,984	5,093
Total current liabilities	93,049	92,051
Note payable to principal stockholder	49,521	49,521
Accrued interest - note payable to principal stockholder	9,995	9,281
Senior convertible notes	27,642	27,635
Recognized loss on purchase commitments - long term	95,062	95,942
Deferred payments from collaboration - long term	687	--
Warrant liability	752	7,381
Milestone rights liability and other liabilities	7,202	8,845
Total liabilities	283,910	290,656

Commitments and contingencies (Note 10)

Stockholders' deficit:
Undesignated preferred stock, $0.01 par value - 10,000,000 shares authorized; no
shares issued or outstanding at March 31, 2017 and December 31, 2016	--	--
Common stock, $0.01 par value - 140,000,000 shares
authorized, 95,776,297 and 95,680,831 shares issued and outstanding at March 31,
2017 and December 31, 2016, respectively	958	957
Additional paid-in capital	2,554,230	2,553,039
Accumulated other comprehensive loss	(24)	(24)
Accumulated deficit	(2,753,889)	(2,737,565)
Total stockholders' deficit	(198,725)	(183,593)
Total liabilities and stockholders' deficit	$85,185	$107,063

Company Contact:
Rose Alinaya
SVP, Finance
661-775-5300
ralinaya@mannkindcorp.com